Exhibit 24(a)
KEYCORP
POWER OF ATTORNEY
     The undersigned, an officer or director, or both an officer and director, of KeyCorp, an Ohio corporation, which anticipates filing with the United States Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1933, as amended, such registration statements or amendments to existing registration statements (on Form S-3 or such other form or forms as are applicable) to effect the shelf registration pursuant to Rule 415 of the Securities and Exchange Commission of debt, equity, capital securities, warrants to purchase such securities and units comprised of such securities to be issued and sold from time to time in one or more public or private offerings, hereby constitutes and appoints Thomas C. Stevens, Jeffrey B. Weeden, Joseph M. Vayda, Paul N. Harris, Steven N. Bulloch, William J. Blake, and Molly Z. Brown, and each of them, as attorney for the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, to sign and file the proposed registration statements and any and all amendments, post-effective amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the securities or such registration with full power and authority to do and perform any and all acts and things requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.
     This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of June 13, 2011.

/s/ Beth E. Mooney Beth E. Mooney	/s/ Jeffrey B. Weeden Jeffrey B. Weeden
Chairman, Chief Executive Officer, and Director	Chief Financial Officer
(Principal Executive Officer)

/s/ Robert L. Morris Robert L. Morris	/s/ Edward P. Campbell Edward P. Campbell, Director
Chief Accounting Officer
(Principal Accounting Officer)

/s/ Joseph A. Carrabba Joseph A. Carrabba, Director	/s/ Carol A. Cartwright Carol A. Cartwright, Director

/s/ Alexander M. Cutler Alexander M. Cutler, Director	/s/ H. James Dallas H. James Dallas, Director

/s/ Elizabeth R. Gile Elizabeth R. Gile, Director	/s/ Ruth Ann M. Gillis Ruth Ann M. Gillis, Director

/s/ Kristen L. Manos Kristen L. Manos, Director	/s/ Bill R. Sanford Bill R. Sanford, Director

/s/ Barbara R. Snyder Barbara R. Snyder, Director	/s/ Edward W. Stack Edward W. Stack, Director

/s/ Thomas C. Stevens
Thomas C. Stevens, Director